OMNICARE, INC.
LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTS

The undersigned, in his or her capacity as a person required to file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934 ("Section 16"), hereby appoints Cheryl Hodges and Thomas Marsh and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, individually to execute in his or her name, place, and stead and to file with the Securities and Exchange Commission any report which the undersigned is required to file under Section 16 with respect to his or her beneficial ownership of securities of Omnicar, Inc., a Delaware corporation, or any amendment to any such report.

	IN WITNESS WHEREOF, the undersigned has executed this instrument this 1st day of June, 2007.


                                         /s/ W. Gary Erwin
                                         Signature



                                         W. Gary Erwin
                                         Print Name



COMMONWEALTH OF KENTUCKY

COUNTY OF KENTON



	On this 1st day of June, 2007, W. Gary Erwin personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                         /s/ Cecilia Temple
                                         Notary Public



                                         11/15/2010
                                         My Commission Expires: